A Class	C Class	H Class	Institutional	P Class

72. DD) Total income distributions
(1) Managed Futures Strategy Fund		660	603	n/a	234	4,478
(3) Multi-Hedge Strategies Fund			n/a	n/a	n/a	n/a	n/a
(4) Commodities Strategy Fund			n/a	n/a	n/a	n/a	n/a

72. EE) Total capital gains distributions
(1) Managed Futures Strategy Fund		n/a	n/a	n/a	n/a	n/a
(3) Multi-Hedge Strategies Fund			n/a	n/a	n/a	n/a	n/a
(4) Commodities Strategy Fund			n/a	n/a	n/a	n/a	n/a

73. A)  Total income distribution pershare
(1) Managed Futures Strategy Fund		0.6218	0.6218	n/a	0.6218	0.6218
(3) Multi-Hedge Strategies Fund			n/a	n/a	n/a	n/a	n/a
(4) Commodities Strategy Fund			n/a	n/a	n/a	n/a	n/a

73. B) Total capital gains distribution pershare
(1) Managed Futures Strategy Fund		n/a	n/a	n/a	n/a	n/a
(3) Multi-Hedge Strategies Fund			n/a	n/a	n/a	n/a	n/a
(4) Commodities Strategy Fund			n/a	n/a	n/a	n/a	n/a

74.U) Shares outstanding
(1) Managed Futures Strategy Fund		1,199	982	n/a	383	7,115
(3) Multi-Hedge Strategies Fund			645	417	n/a	2,023	2,044
(4) Commodities Strategy Fund			96	84	1,321	n/a	n/a

74. V) Net asset value pershare
(1) Managed Futures Strategy Fund		$23.21	$21.65	$n/a	$23.56	$23.20
(3) Multi-Hedge Strategies Fund			$24.22	$22.38	$n/a	$24.58	$24.24
(4) Commodities Strategy Fund			$6.46	$5.95	$6.47	$n/a	$n/a